Exhibit 10.2

AMENDED AND RESTATED PROMISSORY NOTE

THIS AMENDED AND RESTATED PROMISSORY NOTE is dated July 22, 2013

BETWEEN:

NAKED BRAND GROUP INC., formerly Search By Headlines.com Corp., (“NBGI”) a Nevada corporation, and NAKED INC., formerly Naked Boxer Brief Clothing Inc. (“Naked”), a Nevada corporation, both having an office for notice at 2-34346 Manufacturers Way, Abbotsford BC V2S 7M1

(collectively, the “Borrowers”)

AND:

[name and address]

(the “Lender”)

BACKGROUND:

A.          Naked is a wholly-owned subsidiary of NBGI, operating a product manufacturing and distribution business for men’s clothing products.

B.          Naked requires funds to expand its inventory and sales operations, and, in order to raise funds for that purpose, (i) Naked and NBGI has issued and will issue joint and several convertible term promissory notes (the “Kalamalka Loans”) to a group of accredited investors, as defined in applicable securities legislation (the “Kalamalka Group”); and (ii) NBGI has issued certain warrants to purchase common shares in its capital (each, a “Warrant”) to Kalamalka Partners Ltd. (the “Agent”) and to each member of the Kalamalka Group.

C.          The Kalamalka Loans are secured by:

(1)

a general security agreement dated August 10, 2012 between the Agent and NBGI for which a financing statement was registered in the British Columbia Personal Property Registry on August 9, 2012 under Base Registration Number 893601G, for which a UCC-1 Financing Statement was registered in the State of Nevada on August 13, 2012 under Document Number 2012021822-4, and for which a UCC-1 statement was registered in the State of California on August 13, 2012 under Filing Number 12-7324895970, as amended from time to time; and

(2)

a general security agreement dated August 10, 2012 between the Agent and Naked for which a financing statement was registered in the British Columbia Personal Property Registry on August 9, 2012 under Base Registration Number 893591G, for which a UCC-1 Financing Statement was registered in the State of Nevada on August 13, 2012 under Document Number 2012021823-6, and for which a UCC-1 statement was registered in the State of California on August 13, 2012 under Filing Number 12-7324896123, as amended from time to time;

(collectively, the “Registered Security”).

D.          The Lender is a member of the Kalamalka Group, is an accredited investor, has entered into an agency and interlender agreement (the “Agency Agreement”) with the other members of the Kalamalka Group, NBGI, Naked, and the Agent pursuant to which the Agent will manage the obligations evidenced by this Note and the Security (as hereinafter defined) for those obligations provided for in this Note on the Lender’s behalf (as amended, supplemented and replaced from time to time) and has previously loaned funds to the Borrowers as provided for in this Note (the “Loan”).

E.          The Borrowers previously provided to the Lender a promissory note dated August 10, 2012 with respect to the Loan in the amount of USD$100,000 and the Borrowers and the Lender wish to hereby amend and restate such promissory note in order to reflect changes to the terms of the Loan.

NOW THEREFORE THE PARTIES HERETO AGREE as follows:

1.          For value received the Borrowers hereby jointly and severally promise to pay to the Lender the sum of USD$100,000.00 (the “Principal”) on August 16, 2014 (the “Due Date”). This Note will bear interest (the “Interest”) on the Principal outstanding, from time to time, both before and after maturity, default and judgment, commencing the date of advance of the Principal to the Agent’s Account (as defined below), calculated and paid as follows:

(a)

on all Principal advanced by the Lender to the Agent’s Account but not advanced from the Agent’s Account to the Borrowers’ Account (as defined below), or which has been repaid into the Agent’s Account by the Borrowers, the Borrowers will pay to the Lender interest at the rate of four percent (4%) per annum, calculated and payable monthly (the “Standby Interest”); and

(b)

on all Principal advanced to the Borrowers’ Account, and until repaid to the Lender, the Borrowers will pay to the Lender interest at the rate of twelve percent (12%) per annum, calculated and payable monthly.

The Borrowers shall wire the Interest payable for each month to the Agent’s Account no later than the last business day of that month. As a courtesy, the Agent may prepare a statement of Interest owing for each month and provide same to the Borrower prior to month-end. Notwithstanding the foregoing, the Borrowers are responsible for ensuring that the correct amount of Interest is paid each month. All deposit interest earned on the Agent’s Account shall accrue to the benefit of the Kalamalka Group and be paid pro rata to the members of the Kalamalka Group monthly within five business days of when it is credited to the Agent’s Account by the institution holding that account.

2.          The Lender shall advance the Principal into an account maintained by the Agent (the “Agent’s Account”) pursuant to the Agency Agreement, and, at the written direction of the Borrowers, the Agent shall advance such portion of the Principal as may be provided in that direction into an account (the “Borrowers’ Account”) managed by two representatives of the Borrowers and two representatives of the Agent. All advances from the Borrowers’ Account to the Borrowers shall be jointly authorized by not less than one representative of the Agent and one representative from the Borrowers. The proceeds of the Loan shall be advanced to the Agent’s Account and from the Agent’s Account to the Borrowers’ Account. Payments from the Borrowers’ Account to the Agent’s Account designated as “interest payments” shall be deemed to be interest payments made rateably to each member of the Kalamalka Group that is a Lender. The Borrowers may prepay all or a portion of the Principal and any accrued but unpaid interest thereon, provided that the Borrowers provide sixty (60) days’ prior written notice to the Agent. In addition, the Borrowers may make payments to the Agent’s Account designated as “repayment of advances” from the Borrowers’ Account only if the Borrowers provide sixty (60) days’ prior written notice to the Agent. Such “repayments of advances” shall not be deemed to be a repayment of Principal to the Lender, but shall bear interest as provided in Section 1(a), and must be accompanied by a repayment fee equivalent to one percent (1%) of the amount of such payment.

3.          At the Lender’s option, but subject to the provisions of the Agency Agreement, the outstanding Principal and all accrued but unpaid interest represented by this Note will become immediately due and payable upon written notice of acceleration given by the Agent to the Borrowers following the occurrence of any of the following events (each an “Event of Default”):

(a)

if the Borrowers shall fail to pay any portion of the Principal, any Interest on this Note or any other sum due hereunder, on the date on which such amount shall become due and payable, whether at the stated date of maturity or at any accelerated date of maturity or at any other date fixed for payment;

(b)

if the Borrowers shall fail to perform in any material respect any of the other covenants and agreements set forth herein or in any security granted by either of them in connection with their obligations under this Note and under any Note issued to a lender in connection with the Agency Agreement (collectively the “Security”), and not cure such failure within ten (10) days after notice thereof;

(c)

if any material representation or warranty of the Borrowers in this Note, the officer’s certificate of NBGI, or the officer’s certificate of Naked shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

(d)

if a Borrower shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any capitalized lease, in each case for which such Borrower’s obligations exceed CAD$50,000, or fail to observe or perform any material term, covenant or agreement contained in any material agreement by which it is bound and evidencing or securing borrowed money or credit received or in respect of any such capitalized lease for such period of time or otherwise as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

(e)

if a Borrower shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of a Borrower or of any substantial part of its respective assets or shall commence any case or other proceeding relating to a Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall authorize any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against a Borrower or a Borrower shall indicate its approval thereof, consent thereto or acquiescence therein or such involuntary petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

(f)

if a decree or order shall be entered appointing any trustee, custodian, liquidator or receiver of a Borrower or of any substantial part of its assets, or adjudicating a Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding;

(g)

if there shall remain in force, undischarged, unsatisfied, unvacated, unbonded or unstayed, for more than sixty (60) days, any final judgment against a Borrower that, with other such outstanding final judgments against a Borrower or any subsidiary of a Borrower that are undischarged, unsatisfied, unvacated, unbonded or unstayed, exceeds in the aggregate CAD$25,000 in excess of insurance coverage which the insurer has acknowledged and confirmed it would provide with respect to such judgment;

(h)

if this Note or any Security shall be cancelled, terminated, revoked or rescinded, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind this Note or any security shall be commenced by or on behalf of a Borrower or its shareholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more provisions of this Note or any Security is illegal, invalid or unenforceable in accordance with the terms thereof;

(i)

if there shall occur (i) a sale or disposition of all or substantially all of the assets of a Borrower, or (ii) any transfer of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the United States Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of all or any portion of the outstanding shares of a Borrower, in a single transaction or a series of related transactions except, in the case of a transfer of beneficial ownership of common shares in the capital of a Borrower where the shareholders of that Borrower immediately prior to such transaction or series of related transactions retain directly or indirectly at least fifty percent (50%) of the voting power in that Borrower or the successor or acquiring entity (as applicable); and

(j)

if there occurs a Material Adverse Effect as defined in subsection (i) of the definition thereof or that otherwise is not curable, or (b) there occurs any other Material Adverse Effect that continues in existence uncured for five business days. “Material Adverse Effect” means any event or series of events that, individually or in the aggregate, results in (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of a Borrower (including without limitation the withdrawal by applicable authorities of a business license of a Borrower which business license would be necessary to conduct its business as currently conducted or as contemplated to be conducted), (ii) a material impairment of the ability of a Borrower to perform under this Note, the Security to which it is a party or any other note or agreement to which a Borrower is a party, or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against a Borrower of this Note, any Security to which it is a party or any other note or agreement to which Borrower or any Subsidiary is a party. For greater certainty, a Material Adverse Effect shall include a material adverse change in the business plans of the Borrowers as represented to the Agent.

4.          Upon the occurrence of an Event of Default and at any time thereafter, provided the Event of Default has not been waived by the Agent or the Borrowers have not theretofore remedied all outstanding Events of Default within the prescribed time period, the Agent may at its option, but in accordance with the provisions of the Agency Agreement, by notice to the Borrowers:

(a)	terminate the ability of the Borrowers to request further advances from the Agent’s Account;

(b)	declare the Principal, Interest and all other amounts owing under this Note to be immediately due and payable; and

(c)	enforce all rights and remedies granted under the Security.

5. Each of the Borrowers represents and warrants to the Lender that:

(a)

it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or continuation, and is qualified and licensed to do business in any jurisdiction in which the conduct of its business or its ownership of property requires that it be so qualified, except those jurisdictions where failure to be so qualified would not be reasonably likely to have a Material Adverse Effect;

(b)

it has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted and to enter into and carry out the transactions contemplated by this Note and the Security;

(c)

the execution, delivery and performance of this Note are within its powers, have been duly authorized, are not or will not be in conflict with or constitute a breach of any provision contained in its enabling documents, and do not or will not contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material agreement to which it is a party or by which it is bound, or give any person the right to (i) declare a default or exercise any remedy under any such material agreement, (ii) accelerate the maturity or performance of any such material agreement, or (iii) cancel, terminate or modify any such material agreement;

(d)

it has obtained or made all orders, consents, approvals, licenses, authorizations or validations of, or filings, recordings or registrations with, or exemptions by, any governmental or public body or authority, or any subdivision thereof, required to authorize, or required in connection with, (i) the execution, delivery and performance of this Note and the Security to which it is a party, or (ii) the legality, validity, binding effect or enforceability of this Note and the Security to which it is a party.

(e)

it has not granted or agreed to grant any registration rights, anti-dilution protections, protective provisions, liquidation preferences, redemption rights or other investor protection rights to any person or entity;

(f)

the audited financial statements of Naked for the fiscal year ended January 31, 2012, the unaudited financial statements of Naked for the period ending October 31, 2012, the audited financial statements of NBGI, presented on a consolidated basis, for the fiscal year ended January 31, 2012, and unaudited financial statements of NBGI for the period ending October 31, 2012 (collectively the “Financial Statements”) and the related statements of income, cash flows and shareholder’s equity of NBGI and its subsidiaries, on a consolidated basis, for the fiscal years or periods ended on such dates, true and correct copies of which have been furnished to the Agent and the Lenders prior to the date hereof, present fairly in all material respects the consolidated financial position of NBGI and its subsidiaries at the dates of such balance sheets and the results of the operations of NBGI and its subsidiaries for the periods covered thereby and the Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited financial statements may not contain all footnotes required by generally accepted accounting principles or be subject to year-end audit adjustments;

(g)

except as fully disclosed in the Financial Statements or otherwise disclosed to the Agent there are no liabilities or obligations with respect to it of any nature whatsoever (whether absolute, accrued, contingent or otherwise, and whether or not due) which, either individually or in aggregate, would be reasonably likely to be material to it;

(h)

except as previously disclosed to the Agent or disclosed in the Financial Statements, since October 31, 2012 there has been no change in its business, operations, property, assets, liabilities or condition (financial or otherwise) which change would be reasonably likely to have a Material Adverse Effect;

(i)

upon any issuance of shares pursuant to the due exercise of the Warrants, such shares will be duly authorized, validly issued, fully paid and non-assessable, and free of any liens or encumbrances, except for restrictions on transfer under applicable securities laws;

(j)

this Note and the Security to which it is a party have been duly executed and delivered by it and are legally valid and binding obligation of it, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(k)

except as previously disclosed to the Agent, there are no pending or, to either Borrower’s knowledge, threatened actions or proceedings to which a Borrower is party before any court or regulatory or administrative agency, whether Canadian or foreign, in which a decision adverse to a Borrower would be reasonably likely to have a Material Adverse Effect;

(l)	it has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all material taxes reflected therein or otherwise owed;

(m)

it does not own any real property and it has good and marketable title to all of its material properties and material assets, including all material property reflected in the most recent balance sheets included in the Financial Statements free and clear of all liens, charges or encumbrances (a "Lien") except Permitted Liens;

(n)

to the best of its knowledge, it is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except where the failure to be so in compliance would not be reasonably likely to have a Material Adverse Effect; and

(o)

it is not in material default in or material breach of the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its material contracts, no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a material default, and, to its knowledge, no counterparty to any such material contract is in material default in or material breach of any such material contract.

6.          Except for Section 6(b) which is a covenant of NBGI only, each of the Borrowers covenants and agrees that, so long as any of their obligations under this Note remain outstanding, they shall do all of the following:

(a)	duly and punctually pay or cause to be paid the Principal and Interest and all other amounts provided for in this Note and in the Security in accordance with the terms hereof;

(b)	reserve out of the authorized and unissued capital of NBGI an adequate number of common shares such that, upon any exercise of the Warrants, such shares shall be immediately issuable;

(c)

preserve and maintain in full force and effect its legal existence and good standing in its respective jurisdictions of organization and maintain qualification in each jurisdiction in which qualification is required under applicable law, except where the failure to be so qualified would not be reasonably likely to have a Material Adverse Effect;

(d)

notify the Agent in writing promptly upon becoming aware of any event or change that has caused, or evidences, an Event of Default or a Material Adverse Effect, together with a reasonably detailed description thereof and the actions it proposes to take with respect thereto;

(e)

notify the Agent in writing promptly upon entering into any discussions, negotiations, agreements, understandings or arrangements relating to any financing or acquisition proposal, whether completed or proposed, from the date hereof to and including the earlier of the conversion or payment of all sums due hereunder;

(f)

notify the Agent in writing promptly upon obtaining knowledge of the institution or threat of any action or proceeding against or affecting it or any of its property, and any material development in any such action or proceeding, that: (i) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect, or (ii) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Note. It shall provide the Agent with additional information regarding any such action or proceeding as may be reasonably requested by the Agent to evaluate such action or proceeding, including copies of any filings;

(g)	keep all property necessary to its business in reasonably good working order and condition, ordinary wear and tear excepted;

(h)	make due and timely payment or deposit of all material federal, state, provincial, local and other Canadian, US and foreign taxes, assessments, or contributions required by law;

(i)

comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of their property (including applicable statutes, regulations, orders and restrictions relating to intellectual property and environmental standards and controls), except where the failure to so comply would not be reasonably likely to have a Material Adverse Effect;

(j)

take all actions and execute all writings or documents, including the preparation, delivery and prosecution of authorization requests and filings with governmental authorities, as may reasonably be requested by the Agent in connection with the current or future exercise of a Warrant or other rights of Lender under this Note;

(k)

keep adequately insured by financially sound and reputable insurers all assets and property of a character customarily insured by persons engaged in similar businesses similarly situated, including inventory, against loss or damage of the kinds customarily insured against by such persons, in such amounts as are customarily insured for by such persons, and, in the case of inventory, maintain at minimum insurance equivalent to the value of the total indebtedness owed to the Kalamalka Group; that it will forthwith notify the Agent of any significant loss; that it will duly and punctually pay all premiums and other sums of money for maintaining such insurance; and that it will name the Agent as an additional loss payee on all insurance policies;

(l)	deliver to the Agent:

	(i)	within 90 days of the fiscal year end, audited consolidated financial statements of the Borrowers and any of their subsidiaries;

	(ii)	within 45 days of the end of a month, unaudited consolidated profit and loss statement and balance sheet for the month;

	(iii)	within 45 days of the end of the first three (3) fiscal quarters and within 90 days of the end of the fourth fiscal quarter, a management report on the quarter’s results and operations;

	(iv)	within 90 days of the fiscal year end, unaudited non-consolidated financial statements of the Borrowers and any of their subsidiaries;

(v)

at least 30 days before the commencement of each fiscal year, a business plan for the next fiscal year, together with the operating, capital expenditure and research and development budgets, approved by the Board;

(vi)

within three (3) Business Days after its receipt by either of the Borrowers, a copy of any notice to such Borrower of any alleged material breach of contract or obligation, together with management’s proposed manner of response to such alleged breach;

(vii)

within three (3) Business Days after any actual, apparent, or suspected loss of any material amount of inventory or receivables, notice to the Agent of all information concerning such loss or potential loss, together with management’s proposed manner of response;

	(viii)	monthly margin reports with respect to Naked within ten (10) Business Days of each month end including, without limitation, information relating to detailed inventory and receivables listings; and

	(ix)	any such other information, accounts, data and projections reasonably required by the Lender; and

(m)

in the case of Naked, maintain a borrowing base equivalent to a discount factor of 0.90 multiplied by the value of the sum of the value of Naked’s inventory plus the value of its accounts receivable and, in the case of NBGI, ensure that Naked maintains such borrowing base. For greater certainty, except as otherwise agreed between the parties, inventories will be calculated at the lower of cost or market value and include adjustments for estimated obsolete or excess inventory determined by future estimated sales in relation to older or out of season product. Cost is based on actual cost on a weighted average basis. The costs of finished goods inventories include raw materials and direct labour. Inventory shall include raw material in transit in the possession of the Borrower, materials in the course of production, work in progress, and unsold finished goods. The calculation of accounts receivable for margining purposes shall include only those accounts current as of 60 days that are expected to be collectable, except that up to $10,000 of receivables may be included in the borrowing base for the purpose of calculating margin if such receivables are more than 60 days old but less than 90 days old. Naked and NBGI, within fifteen (15) days of either party being made aware that Naked does not meet its borrowing base requirement, shall repay to the Agent on behalf of the Kalamalka Group any amounts required to maintain Naked’s borrowing base with such lenders.

7.          Each of the Borrowers covenants and agrees that, so long as any of its obligations under this Note remain outstanding, it shall not do any of the following without the Agent’s written consent:

(a)	use the funds advanced under the Loan for any purpose other than the financing of inventory and receivables;

(b)

incur any indebtedness or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others other than (i) the indebtedness evidenced by this Note; (ii) as disclosed in the Financial Statements; and (iii) with respect to the Permitted Liens;

(c)

create, incur, assume or suffer to exist any lien or encumbrance upon or with respect to any of its property or assets (real or personal, tangible or intangible) (“Liens”), whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to it), or assign any right to receive income or permit the filing of any security interest under the British Columbia Personal Property Security Act or any other similar notice of lien or encumbrance under any similar recording or notice statute, provided that the provisions of this Subsection 7(b) shall not prevent the creation, incurrence, assumption or existence of the following (collectively the “Permitted Liens”):

(i)

inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

(ii)

Liens in respect of its property or assets imposed by law, which were incurred in the ordinary course of business and do not secure indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and which do not in the aggregate materially detract from the value of its property or assets or impair the use thereof in the operation of its assets subject thereto;

	(iii)	Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practices;

	(iv)	the Liens created by the Security; or

	(v)	any Liens consented to in writing by the Agent from time to time, such consent not to unreasonably withheld.

(d)

wind up, liquidate or dissolve its affairs, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (in one or a series of related transactions), or enter into any sale- leaseback transactions for any part of its property or assets involving any person other than Lender (or agree to do any of the foregoing at any future time), except in each case for sales of inventory, materials and equipment in the ordinary course of business consistent with past practice; or

(e)

make any distribution to any or all of its shareholders, or redeem or acquire any or all of such shareholders’ shares or options in NBGI (other than issuances of options or repurchases of options or equity securities at cost pursuant to any equity plan adopted by NBGI for the benefit of employees or consultants of NBGI); or create or suffer to exist any encumbrance or restriction on the ability of Naked to (i) pay dividends or make other distributions to NBGI, (ii) repay or prepay any indebtedness owed by Naked to NBGI.

8.          The Lender shall not be obligated to advance the Loan unless, on the date of the first advance, all representations and warranties of the Borrowers contained in this Note and the Security are true and correct, no Event of Default has occurred and is continuing and the Agent has received on behalf of the Lender the following:

(a)	duly executed originals of this Note, the Security and all other documents which the Borrowers have covenanted to deliver to cause to be delivered under this Note or the Security;

(b)

certificates of status or good standing for each of the Borrowers issued by the relevant authority in its jurisdiction of incorporation and all jurisdictions where it is required to be registered by virtue of conducting business in such jurisdiction;

(c)

a certified copy of resolutions of the directors of each of the Borrowers authorizing the execution, delivery and performance of this Note, the Security and the instruments, agreements, certificates and other documents contemplated in this Note and the Security;

(d)	a certificate of a responsible officer of each of the Borrowers, certifying certain matters as to each of the Borrowers;

(e)	evidence satisfactory to the Agent of the perfection of the Security in British Columbia, Nevada, California, and any other jurisdiction where the Borrowers’ inventory or material assets are located.

9.          Concurrently with the execution of this Note, NBGI shall extend the expiry date of the Lender’s Class E Warrant for the purchase of 25,000 Common shares of NBGI at an exercise price of USD$0.25 per share to on or before 4:00PM on August 10, 2017. While this Note is outstanding the Lender shall be permitted to apply any or all outstanding Principal and Interest to payment of the exercise price of the respective Warrants.

10.         At the option of the Lender, at maturity or at any time prior to maturity, the Lender may convert the balance outstanding under the Loan, including Principal and Interest from time to time, in whole or in part into Common shares of NBGI. The conversion rate will be 1 Common share of NBGI for each fifty cents (USD$0.50) of the Loan so converted (the “Conversion Price”). If, at any time while any portion of the Loan is outstanding, NBGI subdivides, consolidates, or pays a stock dividend on the Common shares, the Conversion Price will be simultaneously adjusted upon the happening of each such event and the Conversion Price shall be calculated by multiplying the Conversion Price in effect immediately prior to such event by the following fraction:

(a)	the numerator of which is the number of Common shares issued and outstanding immediately prior to the event; and

(b)	the denominator of which is the number of Common shares issued and outstanding immediately after the completion of the event.

If, at any time while any portion of the Loan is outstanding, the Common shares are changed into a different class or classes of shares, whether by reclassification, recapitalization, reorganization, arrangement, amalgamation or merger, the Lender shall have the right to convert all or any portion of the Loan outstanding into the kind and amount of shares and other securities and property receivable upon such change by holders of that number of shares then to which the Loan could have been converted immediately prior to such change. Adjustments made under this Section shall be successive and each resulting new Conversion Price shall continue in effect until the next adjustment (if any) made hereunder.

11.         The Borrowers hereby confirm that the Registered Security is valid and enforceable and constitutes security for all of the Kalamalka Loans including, without limitation, the Loan hereunder and that the Registered Security shall remain in full force and effect for the benefit of the Agent in its capacity as agent for the Kalamalka Group following the execution of this Note.

12.         The Borrowers and the Lender acknowledge and agree that the rights and obligation under this Note and the Security are subject to the provisions of the Agency Agreement and that this Note ranks, in all respects, pari passu with notes issued concurrently to other members of the Kalamalka Group who are also parties to the Agency Agreement.

13.         The Borrowers hereby waive presentment or demand for payment and waives and foregoes any claim or right of set-off, contribution, or any other defense or diminishment or set off of the amount herein evidenced and secured. Borrower further waives all defense or pleadings or cross-claim as answer or to resist demand or repayment and acknowledges and acquiesces to the filing of process by Lender and the taking of judgment and the execution of such process and waives all defenses or counterpleading thereto excepting only prior payment or the non-advance of the Principal of the Loan.

14.         SECURITIES DECLARATION AND ENFORCEABILITY

The parties hereto acknowledge that this security, or any resultant securities, has not been registered under the securities laws of any jurisdiction and is being issued pursuant to an exemption from registration.

15.         This Note will be binding on and enure to the benefit of the Lender, its successors and permitted assigns and the Borrowers and their respective permitted successors and assigns.

16.         If any part or provision of this Note is invalid or unenforceable it will at the election of the Lender be severed from this Note and the remainder of this Note will be construed as if such invalid or unenforceable part or provision had been deleted from this Note.

17.         This Note and all matters arising hereunder will be governed by the laws of the Province of British Columbia.

[EXECUTION PAGE TO FOLLOW]

IN WITNESS WHEREOF the Borrowers have executed this Note effective as the date first above written.

NAKED BRAND GROUP INC.
by its authorized signatory

/s/ Alex McAulay
Name: Alex McAulay
Title: CFO, Director

NAKED INC.
by its authorized signatory

/s/ Alex McAulay
Name: Alex McAulay
Title: CFO, Director